Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

PolyOne Announces Second Quarter 2009 Results

•	Reports earnings per share of $0.04; $0.13 excluding special items, tax charges
•	Cash balance of $182 million; liquidity exceeds $250 million
•	Gross margin improvement driven by restructuring actions completed ahead of schedule and continued execution of four pillar strategy
•	Working capital days improve to 35, versus 57 days a year ago

CLEVELAND – August 6, 2009 – PolyOne Corporation (NYSE: POL) today reported 2009 second quarter revenues of $496.5 million, a 34 percent decrease compared with revenues of $748.1 million in the second quarter of 2008. The decline in sales was principally due to continued weak global demand as volume fell 30 percent.

PolyOne reported net income of $3.5 million, or $0.04 per diluted share in the second quarter of 2009, compared with net income of $8.8 million or $0.09 per diluted share in the second quarter of 2008. Included in the results for the second quarter of 2009 are special items totaling $3.1 million of expense (after-tax) principally related to previously announced restructuring actions and tax adjustments totaling $5.3 million. The tax adjustments relate to a foreign tax audit assessment which the Company intends to appeal and a valuation allowance adjustment related to deferred tax assets. The Company began recording a valuation allowance against U.S. deferred tax assets during the fourth quarter of 2008.

The chart below facilitates a comparison of second quarter 2009 results with the second quarter of 2008, showing the impact of special items and the above-mentioned tax matters:

	Q2 09	EPS	Q2 08	EPS

Net income	$3.5	$0.04	$8.8	$0.09

Special items, after-tax	3.1	0.03	2.5	0.03
Tax adjustments	5.3	0.06	0.3
	$11.9	$0.13	$11.6	$0.12

On a comparable basis, before special items and the tax items noted above, PolyOne reported net income of $0.13 per share in the second quarter of 2009, versus the $0.12 per share of income reported for the second quarter of 2008.

The Company’s second quarter 2009 gross margin before special items of 18.2 percent represents 600 basis points of improvement from the second quarter of 2008 and a sequential improvement of 300 basis points versus the 15.2 percent for the first quarter of 2009 (See attachment 6). The gross margin improvements highlighted above can be summarized as follows:

Q2 09 vs. Q2 08

Q2 08 Gross margin	11.8%
Special items in gross margin	0.4%
Q2 08 Gross margin before special items	12.2%

Restructuring savings	1.9%
Volume/price/mix	2.2%
LIFO reserve adjustments	1.9%

Q2 09 Gross margin before special items	18.2%
Special items in gross margin	-0.8%
Q2 09 Gross margin	17.4%

Q2 09 vs. Q1 09

Q1 09 Gross margin	12.8%
Special items in gross margin	2.4%
Q1 09 Gross margin before special items	15.2%

Restructuring savings	1.2%
Volume/price/mix	2.4%
LIFO reserve adjustments	-0.6%

Q2 09 Gross margin before special items	18.2%
Special items in gross margin	-0.8%
Q2 09 Gross margin	17.4%

“Our second quarter gross margin expansion and earnings improvement provide further evidence that we have radically reduced our manufacturing capacity and cost structure,” said Stephen D. Newlin, chairman, president and chief executive officer. “I am particularly pleased with our ability to accelerate the previously announced restructuring actions and drive gross margin improvement, which has allowed us to offset the negative impact of significantly lower sales volume. Most notably, operating income from our Specialty Platform increased $14.1 million from the first quarter to the second of 2009. This reflects not only the aforementioned restructuring savings, but a nearly 50 percent increase in sales in Asia where demand appears to be recovering much faster than elsewhere in the world.”

During the second quarter of 2009, the Company generated $59 million of cash flow and reported $182 million of cash on hand as of June 30, 2009. Combined with its undrawn and available accounts receivable facility, liquidity increased 35 percent from $189 million on March 31, 2008, to $255 million as of June 30, 2009.  Robert M. Patterson, senior vice president and chief financial officer said, “We have made tremendous progress in reducing working capital this year which has been the primary driver of cash flow growth. Most notably, we have improved our inventory turnover to 11 times—a nearly 50 percent improvement—as a result of our lean six sigma initiatives.”

Outlook Update

Regarding the Company’s second half outlook, Newlin made several remarks:

“We are encouraged by the accelerated activity in Asia, and modest increases in sales in Europe and North America from the first quarter to the second. That being said, demand levels are still significantly below historic norms and this may continue for some time.

“With increasing levels of cash and a dramatically reduced cost structure, we are gaining more confidence about the future and expect to emerge from the recession a leaner, healthier organization. As new housing starts and auto production appear to be bottoming, we remain cautiously optimistic the worst is behind us, but we are mindful of rapidly changing conditions.

“Such changes in the near term include our expectation that favorable increases in chlorine prices will not be enough to offset unfavorable caustic soda price trends and this will put pressure on earnings from our SunBelt joint venture in the second half of 2009. We also expect LIFO benefits to diminish as commodity costs moderate or increase. It is unfortunate that these items may overshadow the progress we have made improving our core earnings, however, they are purely a function of the current economic environment. We will continue to focus on our strategic platforms and we remain confident our four pillar strategy of specialization, globalization, and operating and commercial excellence are transforming PolyOne into a specialty company.”

Second Quarter 2009 Earnings Conference Call
PolyOne will host a conference call at 9 a.m. Eastern Time on Thursday, August 6, 2009.  The conference dial-in number is 866-543-6403 (domestic) or 617-213-8896 (international), passcode 26334516, conference topic: second quarter 2009 PolyOne earnings conference call.  The call will be available for replay until August 20, 2009, on the Company’s Web site at www.polyone.com/investor or by phone at 888-286-8010 (domestic) or 617-801-6888 (international). The passcode for the replay is 93965590.

About PolyOne
PolyOne Corporation, with 2008 revenues of $2.7 billion, is a premier provider of specialized polymer materials, services and solutions.  Headquartered outside of Cleveland, Ohio USA, PolyOne has operations around the world.  For additional information on PolyOne, visit our Web site at www.polyone.com.

To access PolyOne’s news library online, please visit www.polyone.com/news.

Investor Relations Contact:
Robert M. Patterson
Senior Vice President & Chief Financial Officer
PolyOne Corporation
+1 440-930-3302

Media Contact:
Amanda Marko
Director, Corporate Communications
PolyOne Corporation
+1 440-930-3162
amanda.marko@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the continued degradation in the North American residential construction market; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the effect on foreign operations of currency fluctuations, tariffs, and other political, economic and regulatory risks; changes in polymer consumption growth rates in the markets where PolyOne conducts business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions and employee productivity goals; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

# # #

Attachment 1
Supplemental Information

Summary of Consolidated Operating Results (Unaudited)
Second Quarter 2009
 (In millions, except per share data)

Operating results:	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Sales	$496.5	$748.1	$959.9	$1,461.8

Operating income	19.3	24.0	16.6	44.1

Net income (loss)	3.5	8.8	(5.8)	15.3

Earnings per common share:
Basic earnings (loss) per share	$0.04	$0.09	$(0.06)	$0.16
Diluted earnings (loss) per share	$0.04	$0.09	$(0.06)	$0.16

Total basic per share impact of special items (1)	$(0.03)	$(0.03)	$(0.15)	$(0.04)
Total diluted per share impact of special items (1)	$(0.03)	$(0.03)	$(0.15)	$(0.04)

Special items (1):	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Cost of sales
Employee separation and plant phaseout costs	$(2.9)	$(0.4)	$(12.7)	$(0.4)
Environmental remediation costs	(1.4)	(2.3)	(2.9)	(3.9)
Impact on cost of sales	(4.3)	(2.7)	(15.6)	(4.3)

Selling and administrative
Legal	(0.2)	–	(0.2)	–
Employee separation and plant phaseout costs	(0.1)	(1.1)	(0.4)	(1.1)
Impact on selling and administrative	(0.3)	(1.1)	(0.6)	(1.1)

Adjustment to impairment of goodwill	–	–	(5.0)	–

Impact on operating income and (loss) income before income taxes	(4.6)	(3.8)	(21.2)	(5.4)

Income tax benefit on special items	1.5	1.3	7.6	1.9
Impact of special items on net income (loss)	$(3.1)	$(2.5)	$(13.6)	$(3.5)

Basic and diluted impact per common share	$(0.03)	$(0.03)	$(0.15)	$(0.04)

Weighted average diluted shares used to compute earnings per share:	93.5	93.8	92.3	93.5

(1) Special items is a non-GAAP financial measure. Special items include charges related to specific strategic initiatives or financial restructurings such as: consolidation of operations; employee separation costs resulting from personnel reduction programs, plant phaseout costs, executive separation agreements; asset impairments; environmental remediation costs, fines or penalties for facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; and the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results or the effect of adverse determinations by regulatory agencies relating to accounting principles or treatment.

Attachment 2

PolyOne Corporation and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Sales	$496.5	$748.1	$959.9	$1,461.8

Cost of sales	410.2	659.6	814.4	1,288.4
Gross margin	86.3	88.5	145.5	173.4
Selling and administrative	77.1	75.0	147.3	147.9
Adjustment to impairment of goodwill	–	–	5.0	–
Income from equity affiliates	10.1	10.5	23.4	18.6
Operating income	19.3	24.0	16.6	44.1
Interest expense, net	(8.8)	(9.8)	(17.6)	(18.2)
Other expense, net	(0.7)	(0.7)	(7.3)	(2.7)
Income (loss) before income taxes	9.8	13.5	(8.3)	23.2
Income tax (expense) benefit	(6.3)	(4.7)	2.5	(7.9)
Net income (loss)	$3.5	$8.8	$(5.8)	$15.3

Earnings (loss) per common share:
Basic earnings (loss)	$0.04	$0.09	$(0.06)	$0.16
Diluted earnings (loss)	$0.04	$0.09	$(0.06)	$0.16

Weighted average shares used to compute earnings per share:
Basic	92.4	93.0	92.3	93.0
Diluted	93.5	93.8	92.3	93.5

Equity affiliates earnings recorded by PolyOne:
SunBelt	$9.0	$9.4	$21.8	$16.6
Other equity affiliates	1.1	1.1	1.6	2.0
Income from equity affiliates	$10.1	$10.5	$23.4	$18.6

Attachment 3

PolyOne Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited)
	June 30,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$182.3	$44.3
Accounts receivable, net	285.6	262.1
Inventories	149.5	197.8
Deferred income tax assets	0.6	1.0
Other current assets	18.6	19.9
Total current assets	636.6	525.1
Property, net	408.8	432.0
Investment in equity affiliates and nonconsolidated subsidiary	29.5	20.5
Goodwill	159.0	163.9
Other intangible assets, net	67.5	69.1
Deferred income tax assets	–	0.5
Other non-current assets	61.4	66.6
Total assets	$1,362.8	$1,277.7

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$39.7	$19.8
Short-term debt	22.1	6.2
Accounts payable	234.9	160.0
Accrued expenses	97.1	118.2
Total current liabilities	393.8	304.2
Long-term debt	388.9	408.3
Post-retirement benefits other than pensions	81.9	80.9
Pension benefits	208.7	225.0
Deferred income tax liabilities	3.4	–
Other non-current liabilities	91.0	83.4
Shareholders’ equity	195.1	175.9
Total liabilities and shareholders’ equity	$1,362.8	$1,277.7

Attachment 4

PolyOne Corporation and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Operating Activities
Net income (loss)	$3.5	$8.8	$(5.8)	$15.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14.0	15.9	34.0	31.7
Deferred income tax expense	9.4	1.0	8.8	0.4
Provision for doubtful accounts	0.5	0.7	1.5	2.8
Stock compensation expense	0.8	0.7	1.4	1.5
Adjustment to impairment of goodwill	–	–	5.0	–
Asset write-downs and impairment charges	0.2	–	1.4	–
Companies carried at equity and minority interest:
Income from equity affiliates and minority interest	(10.1)	(10.5)	(23.4)	(18.6)
Dividends and distributions received	12.8	7.4	14.2	8.3
Change in assets and liabilities:
Increase in accounts receivable	(25.4)	(28.2)	(9.4)	(79.9)
Decrease (increase) in inventories	11.2	(4.8)	47.0	(33.3)
Increase in accounts payable	49.0	32.7	74.7	78.3
Increase (decrease) in sale of accounts receivable	–	(72.8)	(14.2)	13.8
Decrease in accrued expenses and other	(1.7)	(8.3)	(0.6)	(20.6)
Net cash provided (used) by operating activities	64.2	(57.4)	134.6	(0.3)

Investing Activities
Capital expenditures	(5.5)	(11.5)	(12.2)	(19.9)
Business acquisitions, net of cash received	–	–	–	(150.0)
Net cash used by investing activities	(5.5)	(11.5)	(12.2)	(169.9)

Financing Activities
Change in short-term debt	(0.1)	0.7	15.1	82.6
Issuance of long-term debt, net of debt issuance cost	–	77.8	–	77.8
Repayment of long-term debt	–	(10.7)	–	(11.4)
Net cash (used) provided by financing activities	(0.1)	67.8	15.1	149.0

Effect of exchange rate changes on cash	1.2	1.7	0.5	1.6
Increase (decrease) in cash and cash equivalents	59.8	0.6	138.0	(19.6)
Cash and cash equivalents at beginning of period	122.5	59.2	44.3	79.4
Cash and cash equivalents at end of period	$182.3	$59.8	$182.3	$59.8

Attachment 5

Business Segment and Platform Operations (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined on attachment 1; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Sales:
International Color and Engineered Materials	$115.0	$172.1	$209.1	$337.3
Specialty Engineered Materials	50.1	67.3	101.5	131.8
Specialty Color, Additives and Inks	49.2	60.8	94.0	119.2
Specialty Platform	214.3	300.2	404.6	588.3
Performance Products and Solutions	170.3	273.7	329.1	533.0
PolyOne Distribution	135.1	208.2	272.0	409.3
Corporate and eliminations	(23.2)	(34.0)	(45.8)	(68.8)
Sales	$496.5	$748.1	$959.9	$1,461.8

Gross margin:
International Color and Engineered Materials	$25.0	$30.7	$42.1	$59.5
Specialty Engineered Materials	13.0	12.5	22.0	23.3
Specialty Color, Additives and Inks	12.0	12.4	20.9	23.6
Specialty Platform	50.0	55.6	85.0	106.4
Performance Products and Solutions	27.1	19.0	48.2	40.0
PolyOne Distribution	13.3	18.1	27.1	35.3
Corporate and eliminations	(4.1)	(4.2)	(14.8)	(8.3)
Gross margin	$86.3	$88.5	$145.5	$173.4

Operating (loss) income:
International Color and Engineered Materials	$5.9	$10.4	$5.5	$18.2
Specialty Engineered Materials	4.7	3.2	5.1	6.1
Specialty Color, Additives and Inks	4.0	3.5	4.5	6.3
Specialty Platform	14.6	17.1	15.1	30.6
Performance Products and Solutions	14.7	5.3	23.4	13.6
PolyOne Distribution	3.9	7.0	8.8	12.5
Resin and Intermediates	8.0	8.7	19.7	14.6
Corporate and eliminations	(21.9)	(14.1)	(50.4)	(27.2)
Operating income	$19.3	$24.0	$16.6	$44.1

Specialty Platform consists of our three specialty businesses: International Color and Engineered Materials; Specialty Engineered Materials; and Specialty Color, Additives and Inks.

Attachment 6

Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and that current levels may serve as a base for future performance. In addition, operating income before the effect of special items is a component of various PolyOne annual and long-term employee incentive plans and is used in debt covenant computations.  Senior management uses free cash flow to assess our ability to service our debt. Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP. See attachment 1 for a definition of special items.

Reconciliation to Consolidated Statements of Operations	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Sales	$496.5	$748.1	$959.9	$1,461.8

Gross margin before special items	$90.6	$91.2	$161.1	$177.7
Special items in gross margin	(4.3)	(2.7)	(15.6)	(4.3)
Gross margin	$86.3	$88.5	$145.5	$173.4

Gross margin before special items as a percent of sales	18.2%	12.2%	16.8%	12.2%

Operating income before special items	$23.9	$27.8	$37.8	$49.5
Special items in operating income	(4.6)	(3.8)	(21.2)	(5.4)
Operating income	$19.3	$24.0	$16.6	$44.1

Senior management uses comparisons of net (loss) income and basic and diluted (loss) earnings per share (EPS) before special items, tax gain and tax valuation allowance to assess performance and facilitate comparability of results with prior periods. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable measure calculated and presented in accordance with GAAP.

Reconciliation to Consolidated Statements of Operations	Three Months Ended June 30, 2009		Three Months Ended June 30, 2008
	$	EPS	$	EPS
Net income	$3.5	$0.04	$8.8	$0.09
Special items, after-tax (attachment 1)	3.1	0.03	2.5	0.03
Tax (a)	5.3	0.06	0.3	–
	$11.9	$0.13	$11.6	$0.12

Reconciliation to Consolidated Statements of Operations	Six Months Ended June 30, 2009		Six Months Ended June 30, 2008
	$	EPS	$	EPS
Net (loss) income	$(5.8)	$(0.06)	$15.3	$0.16
Special items, after-tax (attachment 1)	13.6	0.15	3.5	0.04
Tax (a)	0.7	–	0.5	0.01
	$8.5	$0.09	$19.3	$0.21
(a)	Net tax loss associated with foreign tax audits and deferred income tax valuation allowance on deferred tax assets

Senior management uses free cash flow to assess our ability to service our debt. Below is a reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated and presented in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation to Consolidated Statements of Cash Flows	2009	2008	2009	2008
Net cash provided (used) by operating activities	$64.2	$(57.4)	$134.6	$(0.3)
Net cash used by investing activities	(5.5)	(11.5)	(12.2)	(169.9)
Decrease (increase) in sale of accounts receivable	–	72.8	14.2	(13.8)
Free cash flow	$58.7	$3.9	$136.6	$(184.0)